CONSENT OF INDEPENDENT AUDITORS



      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Director Stock Option Plan of Crowley, Milner and Company therein of our report dated March 10, 1995 with respect to the financial statements and schedule of Crowley, Milner and Company incorporated by reference and included in its Annual Report (Form 10-K) for the year ended January 28, 1995, filed with the Securities and Exchange Commission.

                                /S/ ERNST & YOUNG LLP
                              ERNEST & YOUNG LLP


July 17, 1995
Detroit, Michigan